                                                                   EXHIBIT 10.37

                                                                  EXECUTION COPY

================================================================================


                               Digex, Incorporated


          $25,000,000 Floating Rate Senior Notes due December 31, 2003


                                -----------------
                             NOTE PURCHASE AGREEMENT
                                -----------------


                               Dated July 31, 2001


================================================================================

Digex, Incorporated
One Digex Plaza
Beltsville, MD 20705

Floating Rate Senior Notes due December 31, 2003

                                                                   July 31, 2001

INTERMEDIA COMMUNICATIONS, INC.
500 Clinton Center Drive
Clinton, MS 39056

Ladies and Gentlemen:

               Digex, Incorporated, a Delaware corporation (the "Company"),
                                                                 -------
agrees with you as follows (the "Agreement"):
                                 ---------

                                    ARTICLE I

                             AUTHORIZATION OF NOTES

               The Company will authorize the issue and sale of Floating Rate Senior Notes (the "Notes, such term to include any such notes issued in
                   -----
substitution therefor pursuant to Article XIII of this Agreement) up to an aggregate principal amount of $25,000,000. The Notes shall be substantially in the form set out in EXHIBIT I, with such changes therefrom, if any, as may be
                    ---------
approved by you and the Company. Certain capitalized terms used in this Agreement are defined in SCHEDULE A; references to a "Schedule" or an "Exhibit"
                         ----------
are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

                                   ARTICLE II

                            SALE AND PURCHASE OF NOTE

               SECTION 2.01. Sale and Purchase of Note. Subject to the terms and
                             -------------------------
conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company on each Purchase Date, Notes at purchase price of 100% of the principal amount of such Purchase (the "Purchase Price");
                                                    --------------

               SECTION 2.02. Procedure for Purchasing. In order to effect a
                             ------------------------
Purchase hereunder, the Company shall give you irrevocable notice (which notice must be received

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                                                                               2

by you prior to 12:00 noon, New York City time, five Business Days prior to the Purchase Date, provided, however, that, with respect to the Initial Purchase (as
               --------
defined below), the Company may provide notice to you one Business Day prior to the Closing Date with respect to such Initial Purchase), specifying the amount of Notes to be purchased and the Purchase Date (a "Borrowing Notice"). The
                                                   ----------------
Borrowing Notice shall be substantially in the form set out in EXHIBIT II, with
                                                               ----------
such changes in form therefrom, if any, as may be approved by you and the Company. Each Purchase shall be in an aggregate amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Purchase Amount is less than $5,000,000, such lesser amount). You will make the Purchase Price available to the Company by 3:00 p.m., New York City time, on the Purchase Date in funds immediately available to the Company. If the Borrowing Notice is received after 12:00 noon as set forth above in this Section, such Borrowing Notice shall be deemed to have been received on the following Business Day.

               SECTION 2.03. Interest. Subject to the provisions of Section
                             --------
2.04, each Note shall bear interest for each day at a rate per annum equal to the Interest Rate. Interest on the unpaid balance of the principal amount of all Notes will be due and payable on the first day of each calendar month. Interest also shall be paid on the Maturity Date and upon any prepayment of principal with respect to the principal repaid. Interest and fees payable pursuant hereto shall be calculated on the basis of a year of 365 days (or 366 days in a leap year) for the actual days elapsed.

               SECTION 2.04. Alternate Rate of Interest. If on any Date of
                             --------------------------
Determination you determine (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining LIBOR, then you shall give notice thereof to the Company by telephone or telecopy as promptly as practicable thereafter, and, until you notify the Company that the circumstances giving rise to such notice no longer exist, the interest rate that otherwise would have been determined on such Date of Determination shall be the Alternate Interest Rate.

               SECTION 2.05. [Intentionally omitted.]

               SECTION 2.06. Maturity. The Notes shall mature (the "Maturity
                             --------                               --------
Date"), and shall be immediately due and payable without any requirement of
----
demand or request by you, on December 31, 2003.

                                   ARTICLE III

                                    PURCHASE

               On the date of each Purchase, the Company will deliver to you the Notes to be purchased by you in the form of a single Note, dated the Purchase Date and registered in your name (or in the name of your nominee), as you shall request, against delivery by you to the Company or its order of immediately available funds in the amount of the Purchase Price therefor by wire transfer of immediately available funds for the account of the Company to:

               Bank of America
               6610 Rockledge Drive
               Bethesda, MD 20817
               ABA/Routing No.:  *********
               Account Name:     Digex Operating Account
               Account No.:      **********

               For International Wires:

               SWIFT (USD):      ********
               SWIFT (Foreign):  ********

or at such other address as the Company shall have from time to time specified to you in writing for such purpose. If on the Purchase Date the Company shall fail to tender such Note to you as provided above in this Article III, you shall, at your election, be relieved of all further obligations under this Agreement with respect to such Purchase, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

                                   ARTICLE IV

                            [Intentionally omitted.]

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                                                                               4

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                The Company represents and warrants to you that:

               SECTION 5.01. Organization; Power and Authority. The Company and
                             ---------------------------------
each of its Subsidiaries are duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation or organization, as applicable ; are duly qualified as foreign corporations or foreign entities, as applicable; and are in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries possess all Authorizations, licenses and grants necessary or required in the conduct of their respective businesses, except where the failure to have such Authorizations, licenses or grants would not reasonably be expected to result in a Material Adverse Effect; and the same are valid, binding, enforceable, and subsisting without any material defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof. No Authorization, development, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority (federal, state, or local), or non-governmental entity, under the terms of contracts or otherwise, is required by reason of or in connection with the execution and performance of this Agreement or the Notes by the Company, except where the failure to have such Authorizations, licenses or grants would not reasonably be expected to result in a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof.

               SECTION 5.02. Authorization, Etc. This Agreement and the Notes
                             ------------------
have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof, each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               SECTION 5.03. [Intentionally omitted.]

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                                                                               5

               SECTION 5.04. [Intentionally omitted.]

               SECTION 5.05. [Intentionally omitted.]

               SECTION 5.06. Compliance with Laws, Other Instruments, Etc. The
                             --------------------------------------------
execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any of its Subsidiaries is bound or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any, court, arbitrator or Governmental Authority applicable to the Company or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any of its Subsidiaries, in each case, except for such contraventions, breaches, defaults, conflicts and violations that could not have a Material Adverse Effect.

               SECTION 5.07. Observance of Agreements, Statutes and Orders.
                             ---------------------------------------------
Neither the Company nor any of its Subsidiaries is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               SECTION 5.08. [Intentionally omitted.]

               SECTION 5.09. [Intentionally omitted.].

               SECTION 5.10. [Intentionally omitted.]

               SECTION 5.11. [Intentionally omitted.]

               SECTION 5.12. Private Offering by the Company. Neither the
                             -------------------------------
Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

               SECTION 5.13. Use of Proceeds; Margin Regulations. No part of the
                             -----------------------------------
proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board or to involve any broker or dealer in a violation of Regulation T of said Board. Margin stock does not constitute more than 5 % of the value of the consolidated assets of the Company and its Subsidiaries, and the Company does not have any present intention that margin stock will constitute more than 5 % of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U. All proceeds from the sale of the Notes by the Company will be used by the Company to fund its operations and capital-expenditure requirements in a manner consistent with the Approved Business Plans, and such proceeds may also be used to fund interest payments on the Note as well as to refinance any outstanding intercompany borrowings from Intermedia.

               SECTION 5.14. [Intentionally omitted.]

               SECTION 5.15. Status Under Certain Statutes. Neither the Company
                             -----------------------------
nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) that regulates the incurrence of Indebtedness.

                                   ARTICLE VI

                         REPRESENTATION OF THE PURCHASER

               You represent that you are purchasing the Note for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Note has not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Note.

                                   ARTICLE VII

                            INFORMATION AS TO COMPANY

               The Company shall deliver to you:

               (a) Notice of Default or Event of Default. Promptly, and in any
                   -------------------------------------
event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Article XI(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

               (b) ERISA Matters. Promptly, and in any event within five days
                   -------------
after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

               (c) Notices from Governmental Authority. Promptly, and in any
                   -----------------------------------
event within 30 days of receipt thereof, copies of any notice to the Company or any of its Subsidiaries from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

               (d) Requested Information. With reasonable promptness, such other
                   ---------------------
data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by you.

                                  ARTICLE VIII

                             PREPAYMENT OF THE NOTES

               SECTION 8.01. Optional Prepayments. The Company may, at its
                             --------------------
option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, at 100% of the principal amount so prepaid, plus accrued and unpaid interest. The minimum principal amount of each such prepayment shall be equal to $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate principal amount of Notes outstanding is less than $3,000,000, such lesser amount) . The Company will give the holders of the Notes written notice of each optional prepayment under this Section 8.01 not less than 5 Business Days and not more than 10 Business Days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Note to be prepaid on such date and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

               SECTION 8.02. [Intentionally omitted.]

               SECTION 8.03. Maturity; Surrender, Etc. In the case of each
                             ------------------------
prepayment of Notes pursuant to this Article VIII, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and any other costs of which the Company has been notified. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full it shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

               The Company covenants that so long as any of the Notes are outstanding:

               SECTION 9.01. Use of Free Cash, Assets and Proceeds. The Company
                             -------------------------------------
will, to the extent it can with commercial reasonableness do so, use its free cash (i.e., from sources other than the Notes) and assets to pay for any of its expenses that do not qualify as Vendor Indebtedness.

               SECTION 9.02. Compliance with Law. The Company will and will
                             -------------------
cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               SECTION 9.03. Insurance. The Company will and will cause each of
                             ---------
its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

               SECTION 9.04. Maintenance of Properties. The Company will and
                             -------------------------
will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that
                                                                   --------
this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               SECTION 9.05. Payment of Taxes and Claims. The Company will and
                             ---------------------------
will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge (a) all taxes shown to be due and payable on such returns and all other Material taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and (b) all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary
                           --------
need pay any such tax or assessment or claims if the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary.

               SECTION 9.06. Corporate Existence, Etc. The Company will at all
                             ------------------------
times preserve and keep in full force and effect its corporate existence. Subject to Section 10.04, the Company will at all times preserve and keep in full force and effect the corporate, partnership or other existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate, partnership or other existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

                                    ARTICLE X

                               NEGATIVE COVENANTS

               The Company covenants that so long as any of the Notes are outstanding:

               SECTION 10.01. Restricted Payments. The Company shall not, and
                              -------------------
shall not permit any of its Subsidiaries to, directly or indirectly:

               (a) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Subsidiaries other than dividends or distributions payable (A) in Equity Interests of the Company that are not Disqualified Stock or (B) to Intermedia, the Company or any Subsidiary of the Company;

               (b) purchase, redeem, defease, retire or otherwise acquire for value ("Retire" and correlatively, a "Retirement") any Equity Interests
                 ------                        ----------
         of the Company or any of its Subsidiaries or other Affiliate of the Company (other than any such Equity Interests owned by Intermedia, the Company or any of its Subsidiaries);

               (c) Retire for value any Indebtedness of (i) the Company that is subordinate in right of payment to the Notes or (ii) any Subsidiary of the

         Company, except, with respect to clause (i) or (ii) above, at final maturity or in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; or

               (d) make any Restricted Investment (all such payments and other actions set forth in clauses (a) through (c) above being collectively referred to as "Restricted Payments").
                         -------------------

               SECTION 10.02. Dividend and Other Payment Restrictions Affecting
                              -------------------------------------------------
Subsidiaries. The Company shall not, and shall not permit any of its
------------
Subsidiaries to, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

               (a) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;

               (b) make loans or advances to the Company or any of its Subsidiaries; or

               (c) transfer any of its properties or assets to the Company or any of its Subsidiaries;

except for such encumbrances or restrictions existing as of the Closing Date or
-----
under or by reason of:

               (i) Existing Indebtedness;

               (ii) applicable law;

               (iii) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

               (iv) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

               (v) Indebtedness in respect of a Permitted Refinancing; provided
                                                                       --------
         that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

               (vi) with respect to clause (iii) above, purchase money obligations for property acquired in the ordinary course of business, Vendor Indebtedness incurred in connection with the purchase or lease of Telecommunications-Related Assets or performance bonds or similar security for performance which liens securing such obligations do not cover any asset other than the asset acquired or, in the case of performance bonds or similar security for performance, the assets associated with the Company's performance;

               (vii) this Agreement and the Notes; or

               (viii) in the case of clauses (i), (iii), (v) and (vii) above, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in such instruments as in effect on the date of their incurrence or, if later, the Closing Date.

               SECTION 10.03. Incurrence of Indebtedness and Issuance of
                              ------------------------------------------
Disqualified Stock. (a) The Company and its Subsidiaries shall not, directly or
------------------
indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for the payment of (collectively, "incur" and, correlatively, "incurred" and "incurrence") any Indebtedness (including Acquired
Debt) or issue any Disqualified Stock.

               (b) The foregoing limitation in Section 10.03(a) shall not apply to (with each exception to be given independent effect):

               (i) the incurrence by the Company or any of its Subsidiaries of Vendor Indebtedness; provided that the aggregate amount of such Vendor
                              --------
         Indebtedness incurred does not exceed 80% of the total cost of the Telecommunications-Related Assets financed therewith (or 100% of the total cost of the Telecommunications-Related Assets financed therewith if such Vendor Indebtedness was extended for the purchase of tangible physical assets and was so financed by the vendor thereof or an affiliate of such vendor);

               (ii) the incurrence by the Company or any of its Subsidiaries of the Existing Series A Preferred Stock and all other Indebtedness of the Company and its Subsidiaries in existence on the Closing Date;

               (iii) the incurrence (a "Permitted Refinancing") by the Company
                                        ---------------------
         or any of its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to refinance, replace, refund or defease ("Refinance" and,
                                                             ---------
         correlatively, "Refinanced" and "Refinancing") Indebtedness, other than
                         ----------       -----------
         Indebtedness incurred pursuant to clause (i) above, but only to the extent that:

                      (A) the net proceeds of such Refinancing Indebtedness do
               not exceed the principal amount of and premium, if any, and accrued interest on the Indebtedness so Refinanced (or if such Indebtedness was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of such Indebtedness) plus the fees, expenses and costs of such Refinancing and reasonable prepayment premiums, if any, in connection therewith;

                      (B) the Refinancing Indebtedness has a final maturity no
               earlier than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Indebtedness being Refinanced;

                      (C) if the Indebtedness being Refinanced is subordinated
               in right of payment to the Notes, the Refinancing Indebtedness is subordinated; and
                      (D) if the Indebtedness being Refinanced is secured, the
               scope of any Lien is not expanded;

               (iv) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries;

               (v) unsecured Indebtedness of the Company or any of its Subsidiaries; provided that such Indebtedness (A) has a maturity date
                       --------
         after the later to occur of (x) the Maturity Date or (y) December 31, 2006, (B) is permitted to be incurred pursuant to the terms of the Intermedia Debt Documents and (C) reduces the commitment to purchase Notes hereunder by the amount of such Indebtedness;

               (vi) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or foreign currency risk with respect to any floating rate Indebtedness that is permitted by the terms of this Agreement to be outstanding; and

               (vii) the incurrence by the Company of additional Indebtedness under this Agreement.

               For the purpose of determining compliance with this Section 10.03, in the event that an item of Indebtedness or Disqualified Stock meets the criteria of more than one of the categories described in clauses (i) through (vii) above, the Company shall, in its sole discretion, classify such item in any manner that complies with this Section and such item shall be treated as having been incurred pursuant to only one of such clauses. Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness, Common Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock for purposes of this Section.

               SECTION 10.04. Asset Sales. The Company shall not, and shall not
                              -----------
permit any of its Subsidiaries to, whether in a single transaction or a series of related transactions occurring within any twelve-month period:

               (a) sell, lease, convey, dispose or otherwise transfer any assets (including by way of a Sale and Leaseback Transaction) other than sales, leases, conveyances, dispositions or other transfers (i) in the ordinary course of business, (ii) to the Company by any of its Subsidiaries or from the Company to any of its Subsidiaries or (iii) that constitute a Restricted Payment, Investment or dividend or distribution permitted under Section 10.01 hereof or

               (b) issue or sell Equity Interests in any of its Subsidiaries (other than an issuance or sale of Equity Interests of any such Subsidiary to the Company or any of its Subsidiaries).

               SECTION 10.05. Transactions with Affiliates. The Company shall
                              ----------------------------
not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate other than you or any of your Affiliates (each of the foregoing, an "Affiliate Transaction") unless:
 ---------------------   ------

               (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person,

               (b) such Affiliate Transaction is approved by a majority of the disinterested directors on the Board of Directors of the Company and

               (c) the Company delivers to you, with respect to any Affiliate Transaction involving aggregate payments in excess of $1.0 million, a resolution of a committee of independent directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clauses (a) and (b) above;

         provided that:
         --------

                      (i) transactions pursuant to any employment, stock option
               or stock purchase agreement entered into by the Company or any of its Subsidiaries, or any grant of stock, in the ordinary course of business that are approved by the Board of Directors of the Company,

                      (ii) transactions between or among the Company and its
               Subsidiaries, and

                      (iii) transactions permitted by Section 10.01 hereof

 shall not be deemed Affiliate Transactions.

               SECTION 10.06. Liens. The Company shall not, and shall not permit
                              -----
any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except for Permitted Liens.

               SECTION 10.07. Limitations on Sale and Leaseback Transactions.
                              ----------------------------------------------
The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction; provided that the Company or any
                                               --------
of its Subsidiaries may enter into any such transaction if:

               (a) the Company or such Subsidiary would be permitted under Sections 10.03 and 10.06 hereof to incur secured Indebtedness in an amount equal to the Attributable Debt with respect to such transaction and

               (b) the consideration received by the Company or such Subsidiary from such transaction is at least equal to the Fair Market Value of the property being transferred.

               SECTION 10.08. Corporate Existence. The Company shall do or cause
                              -------------------
to be done all things necessary to preserve and keep in full force and effect:

               (a) its existence as a corporation, and the corporate, partnership or other existence of any of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary, and

               (b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company shall not be required to preserve any such
--------  -------
right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to you.

               SECTION 10.09. Business Activities. The Company shall not, and
                              -------------------
shall not permit any of its Subsidiaries to, directly or indirectly, engage in any business other than the Telecommunications Business.

               SECTION 10.10. Employee Benefit Plans. The Company shall not, and
                              ----------------------
shall not permit any of its Subsidiaries to, directly or indirectly, engage in any non-exempt "prohibited transaction" with respect to any Employee Plan or Multiemployer Plan (as defined in Section 406 of ERISA or Section 4975 of the
Code), and neither the Companies nor their respective ERISA Affiliates shall permit any of the events or circumstances described in Section 5.11 to exist or occur.

               SECTION 10.11. Environmental Laws. The Company shall, and shall
                              ------------------
cause each of its Subsidiaries to:

               (a) conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law and

               (b) promptly investigate and remediate any known Release or threatened Release of any Hazardous Material on any property owned by the Company or any of its Subsidiaries or at any facility operated by the Company or any of its Subsidiaries to the extent and degree necessary to comply with Law and to assure that any Release or threatened Release does not result in a substantial endangerment to human health or the environment.

                                   ARTICLE XI

                                EVENTS OF DEFAULT

               An "Event of Default" shall exist if any of the following
                   ----------------
conditions or events shall occur and be continuing:

               (a) the Company defaults in the payment of any principal on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

               (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

               (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.01, 10.03 or 10.04; or

               (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs
         (a), (b) and (c) of this Article XI) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from you (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Article XI); or

               (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

               (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or is created after the Closing Date, which default results in the acceleration (which acceleration has not been rescinded) of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $2,000,000 or more; or

               (g) the Company or any of its Subsidiaries (i) is generally not paying, or admits in writing its inability to pay, its debts (other than debts that are subject to a bona fide dispute) as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,
         (iii) makes a general assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated or (vi) takes corporate action for the purpose of any of the foregoing; or

               (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and not be dismissed within 60 days; or

               (i) a final judgment or judgments for the payment of money aggregating in excess of $2,000,000 (other than any judgment as to which a reputable insurance company has accepted full liability in writing) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

               (j) any event or condition shall occur or exist with respect to any activity or substance regulated under any Environmental Law, and, as a result of such event or condition, the Company or any of its Subsidiaries shall have incurred, or in your opinion be reasonably likely to incur, when aggregated with any environmental liability for the Company and each of its Subsidiaries, a liability in excess of $2,000,000 liability during any consecutive 12-month period; or

               (k) (i) The Company or any of its Subsidiaries or ERISA Affiliates shall fail to pay when due an amount or amounts for which it is liable under Title IV of ERISA, which unpaid amounts exceed $2,000,000 in the aggregate, or (ii) an ERISA Event shall occur or exist with respect to any Employee Plan or Multiemployer Plan, and, as a result of such ERISA Event and all other ERISA Events then existing, the aggregate liabilities incurred by the Company or any of its Subsidiaries and the ERISA Affiliates with respect to any Employee Plan,

         Multiemployer Plan, or the PBGC (or any combination thereof) shall exceed $2,000,000.

                                   ARTICLE XII

                            REMEDIES ON DEFAULT, ETC.

               SECTION 12.01. Acceleration. (a) If an Event of Default with
                              ------------
respect to the Company described in paragraph (g) or (h) of Article XI (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

               (b) If any other Event of Default has occurred and is continuing, the holders at least 25% of the principal amount of all notes outstanding may at any time, by notice to the Company, declare all the Notes then outstanding to be immediately due and payable.

               Upon any Note becoming due and payable under this Section 12.01, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

               SECTION 12.02. Other Remedies. If any Default or Event of Default
                              --------------
has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.01, any holder of Notes may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

               SECTION 12.03. Rescission. At any time after the Note has been
                              ----------
declared due and payable pursuant to clause (b) of Section 12.01, the holders of at least 25% of all outstanding Notes may, by written notice to the Company, rescind and annul any such declaration and its consequences if (a) the Company has paid, at the Default Rate, all overdue interest on the Notes and all principal of any Notes that are due and payable and is unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Article XVII and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.03 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

               SECTION 12.04. No Waivers or Election of Remedies, Expenses, Etc.
                              -------------------------------------------------
No course of dealing and no delay on the part of any holder of Notes in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the rights, powers or remedies of any holder of Notes. No right, power or remedy conferred upon the holder of Notes by this Agreement or by any Note shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Article XV, the Company will pay the holder of the Note on demand such further amount as shall be sufficient to cover all costs and expenses incurred in any enforcement or collection under this Article XII, including reasonable attorneys' fees, expenses and disbursements.

                                  ARTICLE XIII

                              SUBSTITUTION OF NOTES

               Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Note, and

               (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of the Note is, or is
                               --------
a nominee for, you or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

               (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon. The Company may charge for its expenses in replacing the Note.

                                   ARTICLE XIV

                                PAYMENTS ON NOTES

               So long as you or your nominee shall be the holder of any Note, the Company will pay all sums becoming due on such Note for principal and interest to your account with the Bank of America in accordance with the following information:

         Bank of America
         San Francisco, CA
         ABA:  *********
         Account No.:  ***** -*****
         Account Name: Intermedia Communications Inc.
         RE:  pmt under $25 Million Digex Note Purchase Agreement

or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon. Notwithstanding the foregoing, upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the holder of the Note shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office.

                                   ARTICLE XV

                                 EXPENSES, ETC.

               SECTION 15.01. Amendment Expenses. The Company will pay all costs
                              ------------------
and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you in connection with any amendments, consents or waivers under or in respect of this Agreement or the Notes (whether or not such amendment, consent or waiver becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any of its Subsidiaries or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will hold you harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

               SECTION 15.02. Survival. The obligations of the Company under
                              --------
this Article XV will survive the enforcement, amendment or waiver of any provision of this Agreement or the Notes; and the termination of this Agreement.

                                   ARTICLE XVI

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                ENTIRE AGREEMENT

               All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase by you of any Note or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

                                  ARTICLE XVII

                              AMENDMENT AND WAIVER

               SECTION 17.01. Requirements. This Agreement and the Notes may be
                              ------------
amended, and the observance of any term hereof or of the Note may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the holder of the Notes outstanding.

               SECTION 17.02. Solicitation of Holder of Note. The Company will
                              ------------------------------
provide each holder of Notes with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, consent or waiver in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, consent or waiver effected pursuant to the provisions of this Article XVII to the holder of Notes promptly following the date on which it is executed.

               SECTION 17.03. Binding Effect, Etc. Any amendment or waiver
                              -------------------
consented to as provided in this Article XVII is binding upon the holder of Notes and upon the Company without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any of such holder's rights under this Agreement or the Notes. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

                                  ARTICLE XVIII

                                     NOTICES

               All notices and communications provided for hereunder shall be in writing and sent by (a) telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) registered or certified mail with return receipt requested (postage prepaid) or (c) a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

               (i) if to you or your nominee, to you or it at the address set forth at the beginning hereof to the attention of Scott D. Sullivan and Susan Mayer, or at such other address or attention party as you shall have specified to the Company in writing.

               (ii) if to any other holder of Notes, to such holder at its address set forth on the records of the Company.

               (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Timothy Adams and Linda Kokal, or at such other address or attention party as the Company shall have specified to you in writing.

Unless otherwise specified in this Agreement, the effective date of any notice or request given in connection with this Agreement will be deemed given only when the addressee actually receives it.

                                   ARTICLE XIX

                            REPRODUCTION OF DOCUMENTS

               This Agreement and all documents relating thereto may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Article XIX shall not prohibit the Company from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

                                   ARTICLE XX

                            CONFIDENTIAL INFORMATION

               For the purposes of this Article XX, "Confidential Information"
                                                     ------------------------
means non-public information delivered to you by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature; provided
                                                                    --------
that such term does not include any information or matter that (a) at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by you or your respective representatives in breach of this Article XX), (b) was or becomes available to you on a nonconfidential basis from a Person who is not known by you to be bound by a confidentiality agreement with the Company prohibiting disclosure thereof or (c) is independently developed by you or your representatives. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you; provided that you may deliver or disclose Confidential Information to (i)
     --------
your affiliates, directors, officers, employees, advisors, agents, bank or institutional lenders, controlling persons or representatives thereof (to the extent such disclosure reasonably relates to the administration of the investment represented by your Note and it being understood that prior to such disclosure any such Person will be informed of the confidential nature of the Confidential Information and shall agree to be bound by this Article XX and that you agree to be responsible for any breach of this Article XX by any such Person), (ii) any other holder of any Note, (iii) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Article XX), (iv) any federal or state regulatory authority having jurisdiction over you, (v) the National Association of Insurance Commissioners, any similar organization or any nationally recognized rating agency that requires access to information about your investment portfolio, (vi) any other Person to whom such Confidential information must be disclosed pursuant to applicable law; provided, with respect to clauses (iv), (v) and
                            --------
(vi), that you agree to (A) immediately notify the Company of the existence, terms and circumstances surrounding the request or requirement for disclosure pursuant to applicable law and (B) consult with the Company on the advisability of taking legally available steps to resist or narrow such request with respect to any other Person to which such delivery or disclosure may or may not be necessary or appropriate or (viii) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Article XX as though it were a party to this Agreement.

                                   ARTICLE XXI

                            [Intentionally omitted.]

                                  ARTICLE XXII

                                  MISCELLANEOUS

               SECTION 22.01. Assignment. This Agreement, or any interest herein
                              ----------
other than any ownership interest in the Note, may not be assigned, in whole or in part, by either party without the prior written consent of the other party, which shall not be unreasonably withheld. Notwithstanding the foregoing, you may assign this Agreement, in whole or in part, to an Affiliate, provided that such
                                                             --------
assignment shall not violate any Federal securities laws.

               SECTION 22.02. Successors and Assigns. All covenants and other
                              ----------------------
agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note), whether so expressed or not.

               SECTION 22.03. Payments Due on Non-Business Days. Anything in
                              ---------------------------------
this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

               SECTION 22.04. Severability. Any provision of this Agreement that
                              ------------
is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; such provision shall be deemed deleted and replaced by a valid and enforceable provision that so far as possible achieves the same objection as the severed provision; and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

               SECTION 22.05. Construction. Each covenant contained herein shall
                              ------------
be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action that any Person is to take, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

               SECTION 22.06. Counterparts. This Agreement may be executed in
                              ------------
any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

               SECTION 22.07. Governing Law. This Agreement shall be subject to,
                              -------------
construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

               SECTION 22.08. Jurisdiction and Consent to Service of Process.
                              ----------------------------------------------
(a) For resolution of any dispute that is not resolved by the Company and you in accordance with the immediately preceding Section, including any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, the Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of Washington, D.C., and any appellate court thereof, and the Company and you hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in such Washington, D.C. court. The Company and you agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that you may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.

               (b) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. The Company and you each hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (c) The Company and you each irrevocably consents to service of process in the manner provided for notices in Article XVIII. Nothing in this Agreement will affect the right of the Company or you to serve process in any other manner permitted by law.

               SECTION 22.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY
                              --------------------
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.


                                    * * * * *

               If you are in agreement with the foregoing, please sign the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                                       DIGEX, INCORPORATED

                                       By /s/ T. SCOTT ZIMMERMAN
                                          --------------------------------------
                                          Name:  T. Scott Zimmerman
                                          Title: VP & Controller


The foregoing is hereby
agreed to as of the
date thereof.

INTERMEDIA COMMUNICATIONS, INC.

by /s/ SUSAN MAYER
   -----------------------------------
   Name:  Susan Mayer
   Title: SVP

                                                                      SCHEDULE A

                                  DEFINED TERMS
                                  -------------

               As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

               "Acquired Debt" means, with respect to any specified Person, (i)
                -------------
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

               "Affiliate" of any specified Person means any other Person
                ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that any Beneficial Owner of 25% or more of the voting
--------  -------
securities of a Person shall be deemed to have control.

               "Affiliate Transaction" is defined in Section 10.05.
                ---------------------

               "Agreement" is defined in the preamble hereto.
                ---------

               "Alternate Interest Rate" means 100 basis points more than the
                -----------------------
rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in such prime rate shall be effective from and including the date such change is publicly announced as being effective.

               "Asset Sale" is defined in Section 8.02.
                ----------

               "Attributable Debt" means, with respect to any Sale and Leaseback
                -----------------
Transaction, the present value at the time of determination (discounted at a rate consistent with accounting guidelines, as determined in good faith by the Company) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

               "Authorizations" means all filings, recordings and registrations
                --------------
with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates and permits from, any Governmental Authority, including any of the foregoing authorizing or permitting the acquisition, construction, or operation of any network facility or any other telecommunication system.

               "Beneficial Owner" means a beneficial owner as defined in Rules
                ----------------
13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; provided that a Person will not be deemed a beneficial owner of, or to own
      --------
beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

               "Board of Directors" means, unless otherwise specified, the board
                ------------------
of directors of the Company (or Intermedia, as applicable) or any authorized committee thereof.

               "Board Resolution" means a resolution authorized by the Board of
Directors.      ----------------

               "Borrowing Notice" is defined in Section 2.02.
                ----------------

               "Business Day" means any day other than a Saturday, a Sunday or a
                ------------
day on which commercial banks in New York City are required or authorized to be closed.

               "Capital Lease" means, at any time, a lease with respect to which
                -------------
the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

               "Capital Lease Obligation" means, at the time any determination
                ------------------------
thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

               "Capital Stock" means (a) in the case of a corporation, corporate
                -------------
stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (c) in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

               "Change in Law" means (a) the adoption of any law, rule or
                -------------
regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by you or any Person to which you have sold any Note with any request, guideline or directive of any Governmental Authority made or issued after the date of this Agreement.

               "Closing Date" means the date of this Agreement.
                ------------

               "Code" means the Internal Revenue Code of 1986, as amended from
                ----
time to time, and the rules and regulations promulgated thereunder from time to time.

               "Common Stock" of any Person means Capital Stock of such Person
                ------------
that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

               "Company" means Digex, Incorporated, a Delaware corporation.
                -------

               "Confidential Information" is defined in Article XX.
                ------------------------

               "Contingent Investment" means, with respect to any Person, any
                ---------------------
guarantee by such Person of the performance of another Person or any commitment by such Person to invest in another Person. Any Investment that consists of a Contingent Investment shall be deemed made at the time that the guarantee of performance or the commitment to invest is given, and the amount of such Investment shall be the maximum monetary obligation under such guarantee of performance or commitment to invest. To the extent that a Contingent Investment is released or lapses without payment under the guarantee of performance or the commitment to invest, such Investment shall be deemed not made to the extent of such release or lapse. With respect to any Contingent Investment, the payment of the guarantee of performance or the payment under the commitment to invest shall not be deemed to be an additional Investment.

               "Date of Determination" means the Closing Date and, thereafter,
                ---------------------
the first day of each calendar month.

               "Default" means an event or condition, the occurrence or
                -------
existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

               "Default Rate" means that rate of interest 2% per annum above the
                ------------
Interest Rate.

               "Disqualified Stock" means any Capital Stock to the extent that,
                ------------------
and only to the extent that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

               "Eligible Receivable" means any Receivable not more than 90 days
                -------------------
past due under its scheduled payment terms.

               "Employee Plan" means an employee pension benefit plan covered by
                -------------
Title IV of ERISA and established or maintained by the Company or any ERISA Affiliate, but not including any Multiemployer Plan.

               "Environmental Law" means any applicable Law that relates to (a)
                -----------------
the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity that affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Material, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss.9601 et seq.) ("CERCLA"), the Clean Air Act (42 U.S.C.ss.7401 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C.ss.1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss.136 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C.ss.11001 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.ss.1801 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C.ss.4321 et seq.), the Oil Pollution Act (33 U.S.C.ss.2701 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), the Rivers and Harbors Act (33 U.S.C.ss.401 et seq.), the Safe Drinking Water Act (42 U.S.C.ss.201 and ss.300f et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C.ss.6901 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.2601 et seq.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Materials.

               "Equity Interests" means Capital Stock and all warrants, options
                ----------------
or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

               "ERISA" means the Employee Retirement Income Security Act of
                -----
1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

               "ERISA Affiliate" means any company or trade or business (whether
                ---------------
or not incorporated) that, for purposes of Title IV of ERISA, is a member of the Company's controlled group or that is under common control with the Company within the meaning of Section 414(b), (c), (m), or (o) of the Code.

               "Event of Default" is defined in Article XI.
                ----------------

               "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended (or any successor act), and the rules and regulations thereunder.

               "Existing Indebtedness" means the Existing Intermedia Senior
                ---------------------
Notes, the Existing Intermedia Senior Subordinated Notes and the Existing Series A Preferred Stock and all other Indebtedness of the Company and its Subsidiaries in existence on the Closing Date.

               "Existing Intermedia Senior Notes" means Intermedia's 9-1/2%
                --------------------------------
Senior Notes due 2009, 12-1/2% Senior Notes due 2006, 11-1/4% Senior Discount Notes due 2007, 8-7/8% Senior Notes due 2007, 8-1/2% Senior Notes due 2008 and 8.60% Senior Notes due 2008.

               "Existing Intermedia Senior Subordinated Notes" means
                ---------------------------------------------
Intermedia's 12-1/4% Senior Subordinated Notes due 2009.

               "Existing Series A Preferred Stock" means the Series A
                ---------------------------------
Convertible Preferred Stock of the Company outstanding on the Closing Date.

               "Fair Market Value" means with respect to any asset or property,
                -----------------
the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

               "Fiscal Quarter" means each of January 1 through March 31, April
                --------------
1 through June 30, July 1 through September 31 and October 1 through December 31, of any fiscal year.

               "GAAP" means generally accepted accounting principles as in
                ----
effect from time to time in the United States of America.

               "Government Securities" means direct obligations of, or
                ---------------------
obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

               "Governmental Authority" means:
                ----------------------

               (a) the government of (i) the United States of America or any State or other political subdivision thereof, (ii) any jurisdiction in which the Company or any of its Subsidiaries conducts all or any part of its business or
(iii) any jurisdiction that asserts jurisdiction over any properties of the Company or any of its Subsidiaries or

               (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

               "Guarantee" means a guarantee (other than by endorsement of
                ---------
negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

               "Hazardous Material" means (a) any substance that is designated,
                ------------------
defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law, including any hazardous substance within the meaning of Section 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (c) regulated asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls or (e) urea formaldehyde foam.

               "Hedging Obligations" means, with respect to any Person, the
                -------------------
obligations of such Person under Interest Rate Agreements.

               "holder" means, with respect to any Note, the Person in whose
                ------
name such Note is registered in the register maintained by the Company pursuant to Section 13.01.

               "including" means including without limitation.
                ---------

               "Indebtedness" means, with respect to any Person, any
                ------------
indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations or letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Persons), all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock or any warrants, rights or options to acquire such Disqualified Stock valued, in the case of Disqualified Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends, the liquidation value of any Preferred Stock issued by Subsidiaries of such Person plus accrued and unpaid dividends, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition and any amendment, supplement, modification, deferral, renewal, extension or refunding of any of the above; notwithstanding the foregoing, in no event will performance bonds or similar security for performance be deemed Indebtedness so long as such performance bonds or similar security for performance would not appear as a liability on a balance sheet of such Person prepared in accordance with GAAP; and provided
                                                                   --------
further that the amount of any Indebtedness in respect of any Guarantee shall be
-------
the maximum principal amount of the Indebtedness so guaranteed.

               "Institutional Investor" means (a) you, (b) any holder of a Note
                ----------------------
holding more than 10 % of the aggregate principal amount of the Notes then outstanding and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

               "Interest Period" means, with respect to any Purchase, successive
                ---------------
periods of three calendar months.

               "Interest Rate" means, subject to the provisions of Section 2.04,
                -------------
LIBOR + 300 basis points, as determined on and in effect from and including each Date of Determination. The interest rate for any date that is not a Date of Determination shall be the interest rate as determined on the most recent Date of Determination.

               "Interest Rate Agreements" means (a) interest rate swap
                ------------------------
agreements, interest rate cap agreements and interest rate collar agreements and
(b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

               "Intermedia Debt Documents" is defined in Section 4.02(e).
                -------------------------

               "Investments" means, with respect to any Person, all investments
                -----------
by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, Contingent Investments, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that any investment
                                        --------  -------
to the extent made with Capital Stock of the Company (other than Disqualified Stock) shall not be deemed an "Investment" for purposes of this Agreement.

               "Laws" means all applicable statutes, laws, treaties, ordinances,
                ----
tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, binding opinions, or binding interpretations of any Governmental Authority.

               "LIBOR" means, with respect to any Date of Determination, the
                -----
rate per annum that is equal to the British Bankers' Association Interest Settlement Rates for deposits in United States Dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by you which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period of three months at approximately 11:00 am, London time, two Business Days prior to such Date of Determination.

               "Lien" means, with respect to any asset, any mortgage, lien,
                ----
pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title-retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

               "Marketable Securities" means:
                ---------------------

               (a) Government Securities;

               (b) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution;

               (c) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-l" (or higher), according to S&P, or "P-l" (or higher), according to Moody's;

               (d) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and

               (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

               "Material" means material in relation to the business,
                --------
operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

               "Material Adverse Effect" means a material adverse effect on (a)
                -----------------------
the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement or the Notes, except in each case for those resulting from the announcement of the Merger or the marketing of any assets of the Company by you, or relating to the economy or the securities markets in general or the industries in which the Company and its Subsidiaries operate in general.

               "Maturity Date" is defined in Section 2.07.
                -------------

               "Merger" means the merger contemplated by the Merger Agreement.
                ------

               "Merger Agreement" means the Agreement and Plan of Merger by and
                ----------------
among you, WildCat Acquisition Corp., a Delaware corporation, and Intermedia, dated September 1, 2000, as amended by the First Amendment dated as of February 15, 2001, and by the Second Amendment dated as of May 14, 2001.

               "Moody's" means Moody's Investors Service, Inc. and its
successors.     -------

               "Multiemployer Plan" means a multiemployer plan as defined in
                ------------------
Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which the Company or any of its Subsidiaries or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions or has, within any of the preceding five plan years, made or accrued an obligation to make contributions.

               "Net Proceeds" means the aggregate cash proceeds received by the
                ------------
Company or any of its Subsidiaries in respect of any Vendor Indebtedness facility or Asset Sale, net of the direct costs relating to such receipt (including sales commissions and legal, accounting and investment-banking fees), any relocation expenses incurred as a result thereof, any amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale but shall include such proceeds when and as converted by the Company or any Subsidiary of the Company to cash. In addition, no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless, and to the extent, such proceeds shall exceed $2,000,000.

               "Notes" is defined in Article I.
                -----

               "Officer" means, with respect to any Person, the chairman of the
                -------
board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, controller, secretary or any vice president of such Person.

               "Officers' Certificate" means a certificate signed by two
                ---------------------
Officers of the Company, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company.

               "PBGC" means the Pension Benefit Guaranty Corporation referred to
                ----
and defined in ERISA or any successor thereto.

               "Permitted Investment" means (a) any Investments in Intermedia or
                --------------------
any Subsidiary of Intermedia; (b) any Investments in Marketable Securities; (c) Investments by Intermedia or any Subsidiary of Intermedia in a Person, if as a result of such Investment (i) such Person becomes a Subsidiary of Intermedia or
(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Intermedia or a Subsidiary of Intermedia; (d) any Investments in property or assets to be used in (i) any line of business in which Intermedia or any of its Subsidiaries was engaged on the Closing Date or (ii) any Telecommunications Business; (e) Investments in any Person in connection with the acquisition of such Person or substantially all of the property or assets of such Person by Intermedia or any Subsidiary of Intermedia; provided that, within 180 days from
                                            --------
the first date of any such Investment, either (i) such Person becomes a Subsidiary of Intermedia or any of its Subsidiaries or (ii) the amount of any such Investment is repaid in full to Intermedia or any of its Subsidiaries; (f) Investments pursuant to any agreement or obligation of Intermedia or a Subsidiary, in effect on the Closing Date or on the date a subsidiary becomes a Subsidiary (provided that any such agreement was not entered into in contemplation of such subsidiary becoming a Subsidiary), to make such Investments; (g) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; and (h) Hedging Obligations permitted to be incurred pursuant to Section 10.03(b) hereof.

               "Permitted Liens" means (a) Liens securing Indebtedness
                ---------------
(including Capital Lease Obligations) permitted to be incurred pursuant to
Section 10.03(b)(i) hereof, provided that such Liens do not extend beyond the property acquired; (b) Liens in favor of Intermedia; (c) Liens on property of a Person existing at the time such Person is merged into or consolidated with Intermedia or any Subsidiary of Intermedia, provided that such Liens were in
                                            --------
existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Intermedia; (d) Liens on property existing at the time of acquisition thereof by Intermedia or any Subsidiary of Intermedia, provided that such Liens
                                                       --------
were in existence prior to the contemplation of such acquisition; (e) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Liens existing on the Closing Date; (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings timely instituted and diligently concluded, provided
                                                                    --------
that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (h) Liens incurred in the ordinary course of business of Intermedia or any Subsidiary of Intermedia with respect to obligations that do not exceed $2.0 million at any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Intermedia or such Subsidiary; (i) Liens on Telecommunications-Related Assets existing during the time of the construction thereof; (j) Liens on Receivables to secure Indebtedness permitted to be incurred pursuant to Section 10.03(b) hereof, but only to the extent that the outstanding amount of the Indebtedness secured by such Liens would not represent more than 80% of Eligible Receivables and (k) Liens to secure any Permitted Refinancing of any Indebtedness secured by Liens referred to in the foregoing clauses (a), (c), (e) or (j); but only to the extent that such Liens do not extend to any other property or assets and the principal amount of the Indebtedness secured by such Liens is not increased.

               "Permitted Refinancing" is defined in Section 10.03.
                ---------------------

               "Person" means an individual, partnership, corporation, limited
                ------
liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof or any other entity.

               "Preferred Stock" as applied to the Capital Stock of any Person,
                ---------------
means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

               "property" or "properties" means, unless otherwise specifically
                --------      ----------
limited, real or personal property of any kind, tangible or intangible, inchoate or not inchoate.

               "Purchase" means the purchase of the Note by you made pursuant to
                --------
the terms and conditions of this Agreement.

               "Purchase Date" means the Closing Date with respect the first
                -------------
Note (in the principal amount of $18 million) and November 13, 2001 with respect to the second Note (in the principal amount of $7 million).

               "Purchase Price" is defined in Section 2.01.
                --------------

               "Receivables" means, with respect to any Person, all of the
                -----------
following property and interests in property of such person or entity, whether now existing or existing in the future or hereafter acquired or arising: (a) accounts; (b) accounts receivable, including all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance; (c) all unpaid seller's or lessor's rights including rescission, replevin, reclamation and stoppage in transit, relating to any of the foregoing after creation of the foregoing or arising therefrom; (d) all rights to any goods or merchandise represented by any of the foregoing, including returned or repossessed goods;
(e) all reserves and credit balances with respect to any such accounts receivable or account debtors; (f) all letters of credit, security, or Guarantees for any of the foregoing; (g) all insurance policies or reports relating to any of the foregoing; (h) all collection of deposit accounts relating to any of the foregoing; (i) all proceeds of any of the foregoing; and
(j) all books and records relating to any of the foregoing.

               "Refinance" is defined in Section 10.03(b).
                ---------

               "Release" means any spilling, leaking, pumping, pouring,
                -------
emitting, emptying, discharging, injecting, escaping, leaching, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

               "Responsible Officer" means any Senior Financial Officer and any
                -------------------
other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

               "Restricted Investment" means an Investment other than a
                ---------------------
Permitted Investment.

               "Restricted Payment" is defined in Section 10.01(a).
                ------------------

               "Retire" is defined in Section 10.01(a).
                ------

               "Sale and Leaseback Transaction" means, with respect to any
                ------------------------------
Person, any direct or indirect arrangement pursuant to which any property (other than Capital Stock) is sold by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

               "Securities Act" means the Securities Act of 1933, as amended
                --------------
from time to time.
               "Senior Financial Officer means the chief financial officer,
                ------------------------
principal accounting officer, treasurer or comptroller of the Company.

               "Senior Subordinated Intermedia Note Indenture" means any
                ---------------------------------------------
indenture governing Existing Intermedia Senior Notes, as amended or supplemented from time to time.

               "Subsidiary" of any Person means (a) any corporation, association
                ----------
or business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person or any combination thereof; provided that any Unrestricted Subsidiary shall be
                         --------
excluded from this definition of "Subsidiary."

               "Taxes" means, for any Person, taxes, assessments, or other
                -----
governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises or assets.

               "Telecommunications Business" means, when used in reference to
                ---------------------------
any Person, that such Person is engaged primarily in the business of (a) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities; (b) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business or (c) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (a) or (b) above; provided that the determination of what
                                      --------
constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

               "Telecommunications-Related Assets" means all assets, rights
                ---------------------------------
(contractual or otherwise) and properties, whether tangible or intangible, used in connection with a Telecommunications Business.

               "Unrestricted Subsidiary" means any Subsidiary that is designated
                -----------------------
by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution.

               "Vendor Indebtedness" means any Indebtedness of Intermedia or any
                -------------------
of its Subsidiaries incurred in connection with the acquisition or construction of Telecommunications-Related Assets.

               "Weighted Average Life to Maturity" means, when applied to any
                --------------------------------
Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; provided that, with respect to Capital
                                          --------
Lease Obligations, that maturity shall be calculated after giving effect to all renewal options by the lessee.

                                                                       EXHIBIT I

                                 [FORM OF NOTE]

                               DIGEX, INCORPORATED

                FLOATING RATE SENIOR NOTEs DUE DECEMBER 31, 2003

     No. 1                                                                [Date]
     $ [ ]

               FOR VALUE RECEIVED, the undersigned, DIGEX, INCORPORATED (herein called the "Company"), a corporation organized and existing under the laws of
            -------
the State of Delaware, hereby promises to pay to INTERMEDIA COMMUNICATIONS, INC., a Delaware corporation, or registered assigns, the principal sum of [insert amount] DOLLARS on the Maturity Date (as defined in the Note Purchase Agreement referred to below), with interest (computed and payable as set forth in Sections 2.03 and 2.04 of the Note Purchase Agreement referred to below), until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Interest Rate or the Alternate Interest Rate, as the case may be, plus 200 basis points.

               Payments of principal of and interest on this Note are to be made by wire transfer in immediately available funds at Bank of America, San Francisco, CA., ABA/Routing No.: *********, Account Name: Intermedia Communications Inc., Account No.: ***** - *****, Re: pmt. under $25 Million Digex Note Purchase Agreement, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

               This Note is issued pursuant to the Note Purchase Agreement, dated as of July 31, 2001 (as from time to time amended, the "Note Purchase
                                                              -------------
Agreement"), between the Company and Intermedia Communications, Inc. and is
---------
entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Article XX of the Note Purchase Agreement and (ii) to have made the representation set forth in Article VI of the Note Purchase Agreement.

               This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

               If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

               This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of the jurisdiction other than such State.


                                       DIGEX, INCORPORATED

                                       by ______________________________________
                                          Name:
                                          Title:

                                                                      EXHIBIT II

                           [FORM OF BORROWING NOTICE]
                              (DIGEX, INCORPORATED)


                                _________, 200__


         INTERMEDIA COMMUNICATIONS INC.
         c/o WORLDCOM, INC.
         500 Clinton Center Drive
         Clinton, MS 39056

         Attn: Scott D. Sullivan

               Susan Mayer


                      Reference is made to the Note Purchase Agreement, dated as of July 31, 2001 (as amended, modified, supplemented, or restated from time to time, the "Note Purchase Agreement"), among the undersigned, as Issuer, and
           -----------------------
Intermedia Communications Inc., as Purchaser. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Purchase Agreement. The undersigned hereby gives you notice pursuant to the Note Purchase Agreement that it requests a Purchase under the Purchase Agreement and, in that connection, sets forth below the terms on which such Purchase is requested to be made:

----------- ------------------------------------------ -------------------------
A)                    Purchase Date
----------- ------------------------------------------ -------------------------
B)                    Amount of Purchase
----------- ------------------------------------------ -------------------------

                      The Company hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the Purchase Date specified herein after giving effect to such Purchase:

                      (a) The representations and warranties of the Company set forth in the Note Purchase Agreement are true and correct and will be true and correct at the time of the requested Purchase;

                      (b) After giving effect to the issue and sale of the Notes on the requested Purchase Date, no Default or Event of Default will have occurred and be continuing;

                      (c) On the Purchase Date the Purchase of Notes will (i) be permitted by the laws and regulations of each jurisdiction to which the Company is subject, (ii) not violate any applicable law or regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System) and
               (iii) not subject the Company to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof; and

                      (D) The Company has not changed its jurisdiction of incorporation or been party to any merger or consolidation and has not succeeded to all or any substantial part of the liabilities of any other entity.


                                       Very truly yours,

                                       DIGEX, INCORPORATED

                                       by: _____________________________________
                                           Name:
                                           Title: